New York Mortgage Trust Reports Fourth Quarter and
 Full Year 2008 Results

First Quarter 2009 Earnings Guidance $0.20 - $0.24 Per Share

Declares $0.18 Per Share First Quarter 2009 Dividend

NEW YORK, NY – March 26, 2009 – New York Mortgage Trust, Inc. (the “Company” or “NYMT”) (NASDAQ: NYMT), a self-advised real estate investment trust (REIT) that invests primarily in real estate-related assets, including mortgage-backed securities (“MBS”) issued by Fannie Mae or Freddie Mac (each an “Agency”) and high credit quality residential adjustable rate mortgage (“ARM”) loans, and to a lesser extent, in certain alternative real-estate related and financial assets, today reported results for its fourth quarter and full year ended December 31, 2008.

Summary of Fourth Quarter and Full Year 2008:

•
Fourth quarter 2008 core earnings per common share of $0.06, excluding a MBS impairment charge of $5.3 million and one-time charges aggregating $0.4 million related to a severance payment and the write-off of capitalized securitization expenses.

•
Consolidated net loss of $5.1 million, or $0.55 per common share, for the quarter ended December 31, 2008, as compared to a net loss of $15.6 million, or $8.59 per common share for the quarter ended December 31, 2007.

•
Consolidated net loss of $24.1 million, or $2.91 per common share for the year ended December 31, 2008 as compared with a net loss of $55.3 million, or $30.47 per common share, for the year ended December 31, 2007.

•	Declared fourth quarter dividend of $0.10 per common share that was paid on January 26, 2009.

•	Book value per share as of December 31, 2008 of $4.21 per common share.

•	Fourth quarter 2008 portfolio margin was 131 basis points as compared to 136 basis points for the quarter ended September 30, 2008 and 46 basis points for the quarter ended December 31, 2007.

•
Delinquencies greater than 60 days on loans held in securitization trusts were 1.73% of the loan portfolio as of December 31, 2008, as compared to 2.04% as of December 31, 2007.  The loans held in securitization trusts totaled $348.3 million as of December 31, 2008 as compared to $430.7 million as of December 31, 2007.

•	Real Estate Owned totaled 0.55% of our loans held in securitization trusts as of December 31, 2008, as compared to 0.96% as of December 31, 2007.

2009 First Quarter Highlights:

•	The Company estimates for the quarter ending March 31, 2009 consolidated GAAP earnings per share range of $0.20 to $0.24 per common share.

•
The Company declared a first quarter cash dividend of $0.18 per common share on March 25, 2009, up from $0.10 per common share in the previous quarter, payable on April 27, 2009 for stockholders of record as of April 6, 2009.

•
As of March 25, 2009, the Company had sold approximately $149.8 million in current par value of low yielding, LIBOR-indexed Agency collateralized loan obligation (“CMO”) floating rate securities resulting in a net gain of approximately $0.2 million as compared to the fair market value of those securities at December 31, 2008. The sales resulted in approximately $26.6 million in cash available for investment.  Management anticipates selling the remaining Agency CMO floating rate securities in the Company’s investment portfolio during the second quarter 2009 and expects that such sales should generate approximately $10.0 million of additional liquidity.  As of the date of this press release, none of the additional liquidity resulting from the Company’s sale of Agency CMO floating rate securities has been invested.

Management Overview

James J. Fowler, Chairman, commented, “For New York Mortgage Trust, due to unprecedented market turmoil, 2008 was a challenging year.  However, NYMT benefited in 2008 from the focused effort of its management and staff, and today, is both liquid and profitable.  As a result of these efforts, we believe the Company is properly positioned to take advantage of market dislocations that could be quite accretive to earnings and book value."

Steven R. Mumma, Chief Executive Officer, President and Chief Financial Officer of the Company, further commented on the Company’s fourth quarter and twelve month results.  “The Company got off to a strong and successful start in 2008 by raising over $76 million in net proceeds in January and February 2008 from private offerings of the Company’s preferred and common stock.  However, the industry-wide de-leveraging event and market disruptions that began in March 2008 forced the Company and management to alter its focus from a strategy focused on earnings growth through the Company’s Agency MBS portfolio to one focused on the preservation of capital and the survival of the Company.  We are pleased that the Company was able to successfully navigate its way through one of the most difficult financial markets in over the last 30 years. We recognize that this was not accomplished without costs, but believe that our response to the difficult operating conditions in March 2008, the losses incurred in connection with that response, and the decisions the Company has made subsequent to March 2008 have allowed the Company to enter 2009 better positioned to return to profitability and to improve our book value.”

Results from Operations

For the quarter ended December 31, 2008, the Company reported core earnings per share of $0.06, excluding a MBS impairment charge of $5.3 million and one-time charges aggregating $0.4 million related to a severance payment and the write-off of capitalized securitization expenses. The Company reported a consolidated net loss of $5.1 million, or $0.55 per common share, as compared to a net loss of $15.6 million for the quarter ended December 31, 2007, or $8.59 per common share. For the year ended December 31, 2008, the Company reported a net loss of $24.1 million, or $2.91 per common share, as compared to a net loss of $55.3 million, or $30.47 per common share, for the year ended December 31, 2007.   The net loss of $24.1 million for the year ended December 31, 2008 was due primarily to a consolidated net loss of $21.3 million during the first quarter ended March 31, 2008, most of which resulted from losses incurred on the Company’s sale of $592.8 million in Agency MBS and the termination of related interest rate hedges in response to the March 2008 market disruption, and the impairment charges recorded in the 2008 fourth quarter (as noted above). The $5.3 million impairment charge noted above was recorded for certain investment securities available for sale, including $4.1 million related to our Agency CMO floating rate securities and $1.2 million for certain non agency residential mortgage-backed securities.

Book value per common share as of December 31, 2008 was $4.21.  Included in book value was an unrealized fair-value loss of $8.5 million, or $0.91 per common share, $3.0 million of which is related to the MBS portfolio, and $5.5 million of which is related to derivative instruments.

Portfolio Results

The following table summarizes the Company’s investment portfolio of residential MBS and mortgage loans held in securitization trusts at December 31, 2008, classified by relevant categories:

(dollar amounts in thousands)	Current Par Value	Carrying Value	Coupon *	Cash Yield *
Agency Hybrid ARM MBS	$251,810	$258,196	5.15%	4.77%
Agency Backed CMO Floaters	203,638	197,675	3.35%	3.46%
Non-Agency MBS	30,008	21,545	4.34%	5.44%
Loans Held in Securitization Trusts	347,546	348,337	5.39%	5.29%
Total/Weighted Average	$833,002	$825,753	4.77%	4.65%

* - Coupons and Cash yields based on fourth quarter average.

As of December 31, 2008, the Company had $477.4 million of MBS securities, 95% of which were Agency MBS.  The MBS portfolio was financed with $402.3 million of repurchase agreements with an average haircut of 9% as of December 31, 2008.  As of March 25, 2009, the Company had sold approximately $149.8 million in current par value of Agency CMO floating rate securities resulting in a net gain of approximately $0.2 million as compared to the fair market value for these securities at December 31, 2008. The sales resulted in approximately $26.6 million in liquidity available for investments.

As of December 31, 2008 the Company had $348.3 million of loans held in securitization trusts permanently financed with $335.6 million of collateralized debt obligations, resulting in a net equity investment of $12.7 million by the Company.  As of December 31, 2008, delinquencies greater than 60 days on loans held in securitization trusts represented 1.73% of the loan portfolio.  As of December 31, 2008, the Company had reserves totaling $1.4 million for loan losses on these loans.  In addition, as of December 31, 2008, the Company’s balance sheet included four real estate owned properties related to loans held in securitization trusts totaling approximately $1.9 million, representing approximately 0.55% of the Company’s loan portfolio.

Commencement of Alternative Investment Strategy in 2009

In January 2008, the Company formed a strategic relationship with JMP Group Inc. and its affiliates for the purpose of improving the Company’s capitalization and diversifying its investment strategy.  In connection with this strategic relationship, we entered into an advisory agreement with Harvest Capital Strategies LLC (“HCS”), an affiliate of JMP Group Inc., pursuant to which HCS will source and manage investments by us in certain alternative real estate-related and financial assets outside of our core Agency MBS investment strategy.  During 2008, the Company’s alternative investment strategy was focused primarily on equity investments in funds that acquire or manage a portfolio of non-Agency MBS.  Due to market conditions and other factors, the Company elected to forego making investments in alternative assets in 2008, instead choosing to focus its resources and efforts on preserving capital and investing in Agency MBS.

After reviewing and considering various alternative investment opportunities, the Company has elected to expand the types of assets it will consider under its alternative investment strategy.  Moreover, the Company expects to begin making opportunistic investments under this investment strategy in 2009, perhaps as early as the second quarter.  The Company expects to focus on discounted or distressed assets that it believes, after appropriate due diligence, will deliver unlevered risk-adjusted returns that are superior to those available in a leveraged Agency MBS investment program.  Management intends that any alternative investments made by the Company in the future will be accretive to both earnings and book value, and may allow the Company to utilize a portion of the net operating loss carryforwards in our taxable REIT subsidiary.

Conference Call
On Friday, March 27, 2009, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the fourth quarter and year ended December 31, 2008. The conference call dial-in number is (303) 205-0033. The replay will be available until Friday, April 3, 2009, and can be accessed by dialing (303) 590-3000 and entering passcode 11128446.  A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at http://www.earnings.com or at the Investor Relations section of the Company's website at http://www.nymtrust.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days.

Fourth quarter 2008 financial and operating data can be viewed on Form 10-K, which is expected to be filed on or about March 27, 2009.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a self-advised real estate investment trust (REIT) that invests primarily in real estate-related assets, including mortgage-backed securities (“MBS”) issued by Fannie Mae or Freddie Mac (each an “Agency”) and high credit quality residential adjustable rate mortgage (“ARM”) loans, and to a lesser extent, in certain alternative real-estate related and financial assets. As a REIT, the Company is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

For Further Information

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Steven R. Mumma, CEO, President,	Joe Calabrese (General) 212-827-3772
Chief Financial Officer	Scott Eckstein (Analysts) 212-827-3776
Phone: 212-792-0109
Email: smumma@nymtrust.com

Certain statements contained in this press release may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, changes in business conditions and the general economy, a rise in interest rates or an unfavorable change in prepayment rates may cause a decline in the market value of the Company's assets, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may be exposed to the risks associated with investing in mortgage loans, including changes in loan delinquencies, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a more detailed description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward- looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share amounts)
(Unaudited)

	For the Year Ended December 31,
	2008	2007	2006
REVENUES:
Interest income - Investment securities and loans held in securitization trusts	$44,123	$50,564	$64,881
Interest expense - Investment securities and loans held in securitization trusts	30,351	46,529	56,553
Net interest income from investment securities and loans held in securitization trusts	13,772	4,035	8,328
Interest expense - subordinated debentures	(3,760)	(3,558)	(3,544)
Interest expense - convertible preferred debentures	(2,149)	—	—
Net interest income	7,863	477	4,784
OTHER EXPENSE:
Provision for loan losses	(1,462)	(1,683)	(57)
Realized losses on securities and related hedges	(19,977)	(8,350)	(529)
Impairment loss on investment securities	(5,278)	(8,480)	—
Total other expense	(26,717)	(18,513)	(586)
EXPENSES:
Salaries and benefits	1,869	865	714
Professional fees	1,212	612	598
Insurance	948	474	204
Management fees	665	—	—
Other	2,216	803	516
Total expenses	6,910	2,754	2,032
(LOSS) INCOME FROM CONTINUING OPERATIONS	(25,764)	(20,790)	2,166
Income (loss) from discontinued operation - net of tax	1,657	(34,478)	(17,197)
NET LOSS	$(24,107)	$(55,268)	$(15,031)
Basic and diluted loss per share	$(2.91)	$(30.47)	$(8.33)
Dividends declared per common share	$0.54	$0.50	$4.70
Weighted average shares outstanding-basic and diluted	8,272	1,814	1,804

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(Unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$9,387	$5,508
Restricted cash	7,959	7,515
Investment securities available for sale, at fair value (including pledged assets of $456,506 and $337,356 at December 31, 2008 and 2007, respectively)	477,416	350,484
Accounts and accrued interest receivable	3,095	3,485
Mortgage loans held in securitization trusts (net)	348,337	430,715
Prepaid and other assets	1,191	1,545
Derivative assets	22	416
Property and equipment (net)	39	62
Assets related to discontinued operation	5,854	8,876
Total Assets	$853,300	$808,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Financing arrangements, portfolio investments	$402,329	$315,714
Collateralized debt obligations	335,646	417,027
Derivative liabilities	4,194	3,517
Accounts payable and accrued expenses	3,997	3,752
Subordinated debentures (net)	44,618	44,345
Convertible preferred debentures (net)	19,702	—
Liabilities related to discontinued operation	3,566	5,833
Total liabilities	814,052	790,188

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 400,000,000 shares authorized 9,320,094 shares issued and outstanding at December 31, 2008 and 1,817,927 shares issued and outstanding at December 31, 2007	93	18
Additional paid-in capital	150,790	99,357
Accumulated other comprehensive loss	(8,521)	(1,950)
Accumulated deficit	(103,114)	(79,007)
Total stockholders’ equity	39,248	18,418
Total Liabilities and Stockholders’ Equity	$853,300	$808,606